                                   EXHIBIT A

                       INTEGRATED CIRCUIT SYSTEMS, INC.
                       --------------------------------

                            1992 STOCK OPTION PLAN
                     (As Amended as of November 21, 1995)

                                    Part I
                    Definitions and Administrative Matters
                    --------------------------------------

     1.  Purpose.  The purpose of the 1992 Stock Option Plan (the "Plan") of
         --------
Integrated Circuit Systems, Inc. (the "Company") is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors, consultants and advisers, by providing additional incentives to such persons, and by enabling the Company to attract and retain the services of such persons who make substantial contributions to the Company through their ability, loyalty and efforts.

     2.  Definitions.  The following definitions are applicable to the Plan.
         ------------

         2.1 "Adviser" means any adviser or other consultant selected by the Committee, who is neither an Employee of the Company or a Subsidiary nor a Non-Employee Director.

         2.2  "Board" means the Board of Directors of the Company.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         2.4 "Committee" means the Stock Option Committee of two or more directors of the Company who are "disinterested administrators" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or such number of directors as is required by Rule 16b-3 or any successor rule.

         2.5 "Common Stock" means the Common Stock, without par value, of the Company.

         2.6  "Effective Date" means November 9, 1992.

         2.7 "Employee" means any person, including a director who is employed by the Company (or by any Subsidiary) and is compensated for such employment by a regular salary.

         2.8 "Fair Market Value" means the closing sales price of the Common Stock as reported on the NASDAQ interdealer quotation system or, if applicable, the exchange on which the Common Stock is traded, on the date of grant of a stock option, or if no sale of the Common Stock was made on such system or exchange on such date then on the next preceding day on which such a sale was made.

         2.9 "Non-Employee Director" means a member of the Board who is not an Employee of the Company or any Subsidiary and is not compensated for such employment by a regular salary.

         2.10 "Subsidiary" means any corporation owned, in whole or in part, by the Company.


     3.  Administration.
         ---------------

         3.1 The portion of the Plan with respect to the grant of options pursuant to Part II shall be administered by the Committee. Subject to the terms of the Plan, with respect to the grant of options pursuant to Part II, the Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; to determine the Employees to whom options will be granted; to determine the type of option and the amount, size, timing and terms of each such grant; and to make all other determinations necessary or advisable for the Plan's administration, provided that the Committee may delegate to the Chief Executive Officer of the Company, or such other officer as may be designated by the Committee, the authority, subject to guidelines prescribed by the Committee, to grant options to Employees, and Advisers who are not then subject to the provisions of Section 16 of the Exchange Act and to determine the number of shares to be covered by any such option and the Committee may authorize any one or more of such persons to execute and deliver documents on behalf of the Committee, provided that no such delegation may be made that would cause grants of options to persons subject to Section 16 of the Exchange Act to fail to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

         3.2 The Committee may grant new options to an optionee to replace outstanding options and condition the grant upon the surrender and cancellation of all or a portion of any outstanding options granted under Section II of the Plan. Subject to the provisions of the Plan, such new options shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time of the grant of the new options. Upon surrender, the outstanding options shall be canceled and the share of Common Stock previously subject thereto shall again be available for grant under the Plan. The Committee may also amend or modify outstanding options with the consent of the optionee affected thereby.

         3.3 The portion of the Plan with respect to the grant of options pursuant to Part III shall be administered by the Board of Directors. Grants of stock options under Part III of the Plan and the amount, price and timing of the awards to be granted will be automatic, as described in Part III hereof. All questions of interpretation of the Plan with respect to the grant of options pursuant to Part III will be determined by the Board, and such determination shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest hereunder.

     4.  Shares Subject To Plan.
         -----------------------

         4.1 Subject to adjustment as provided in Sections 14 and 22, the total number of shares of Common Stock that may be issued upon exercise of options granted under this Plan shall not exceed 3,300,000. If any options expires, is terminated unexercised or is canceled, the shares subject to such options, to the extent of any such expiration, termination or cancellation, shall again be available for grant under the Plan.

         4.2 In any fiscal year of the Company, the maximum number of shares of Common Stock with respect to which options may be granted to any optionee shall not exceed 5% of the Common Stock outstanding, as adjusted for stock splits, stock dividends or other similar changes affecting the Common Stock.

     5.  Designation of Optionees.
         -------------------------

         5.1 Optionees under Part II of the Plan shall be selected, from time to time, by the Committee from among those Employees and Advisers who, in the opinion of the Committee, occupy responsible positions and who have the capacity to contribute materially to the continued growth, development and long-term success of the Company and its Subsidiaries.

         5.2 All Non-Employee Directors on the date of grant shall be eligible to receive options under Part III of the Plan.


                                    Part II

                       Grants to Employees and Advisers
                       --------------------------------

     6.  Grant of Options.  The Committee shall have complete discretion in
         -----------------
determining the number of shares of Common Stock subject to options granted to each optionee. The Committee may grant any type of option to purchase Common Stock that is permitted by law on the date of grant, including but not limited to, an "incentive stock option" ("ISO") within the meaning of Section 422 of the Code or a "nonstatutory stock option." ISO's may be granted only to Employees. In no event, however, shall the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year under the Plan and all other plans of the Company and its "parent" and "subsidiary" corporations (within the meaning of Sections 424(e) and (f) of the Code), if any, exceed $100,000. Nothing in this Section shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by Section 422(d) of the Code.

     Each option shall be evidenced by an option agreement that shall specify the type of option granted, the option price, the duration of the option, the number of shares of Common

Stock to which the option pertains, the conditions upon which such options shall become exercisable and such other provisions as the Committee shall determine. Each option which is intended to qualify as an ISO shall be clearly designated as such and shall comply with the applicable provisions of the Code pertaining to ISOs.

     No ISO may be granted hereunder after the expiration of the earlier of 10 years from (i) the date of the adoption of the Plan, or (ii) the date the Plan was approved by the shareholders of the Company.

     7.  Option Price.  Except as hereinafter provided, the purchase price of
         -------------
each share of Common Stock issuable upon exercise of each option shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant, as determined by the Committee, provided, however, in the event that as ISO is granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), the purchase price of each share of Common Stock issuable upon exercise of each ISO shall be determined by the Committee on the date of grant and shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant.

     8.  Exercise of Options.  The period during which options shall be
         --------------------
exercisable shall be fixed by the Committee, but in no event shall an option be exercisable after the expiration of 10 years from the date such option is granted. Subject to the foregoing, options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine on the date of grant, which restrictions and conditions need not be the same for all options. In the event an ISO is granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), the period during which such ISOs shall be exercisable shall be fixed by the Committee, but in no event shall such ISOs be exercisable after the expiration of 5 years from the date such option is granted.

     9.  Payment of Option Price.  No shares of Common Stock shall be issued
         ------------------------
upon exercise of an option until full payment of the option price therefor has been made. To the extent permitted by the Committee, payment of the option price may be made: (i) in cash; (ii) by exchange of Common Stock valued at its Fair Market Value on the date of exercise; (iii) by requesting that the Company withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise (the difference between the exercise price and the fair market value on the date of exercise) equal to the exercise price for all of the shares of Common Stock as to which the option is being exercised; (iv) by means of a brokers' cashless exercise procedure; or (v) by any combination of the foregoing. Where payment of the option price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the optionee has acquired such shares at least six months prior to such payment.

     10.  Rights of Shareholders.  Neither an optionee nor his or her legal
          -----------------------
representatives
or beneficiaries shall have any of the rights of a shareholder with respect to any shares subject to any option until such shares shall have been issued upon the proper exercise of such option.

     11.  Non-Transferability of Options.  No option may be sold, transferred,
          -------------------------------
pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or, with respect to non-qualified stock options, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Except as otherwise specifically provided herein, all options granted to an optionee under the Plan shall be exercisable during the lifetime of such optionee only by such optionee.

     12.  Termination of Employment or Service of Optionee.  Subject to the
          -------------------------------------------------
condition that no option shall be exercisable after the expiration of the period fixed by the Committee in accordance with Section 8 hereof:

          12.1 In the event that (i) an Employee ceases to be an Employee of the Company or its Subsidiaries by reason of a discharge for cause or a voluntary separation of the optionee from the Company without the consent of the Company or its Subsidiary or (ii) an Adviser ceases to be an Adviser to the Company by reason of a termination for cause or a voluntary termination without the consent of the Company, any options granted to such optionee under the Plan shall terminate immediately, unless the Committee shall otherwise determine.

          12.2 In the event that an optionee shall die while employed by the Company or while serving as an Adviser or within three months after (i) termination of employment or service of an optionee due to disability or (ii) retirement of an optionee who is an Employee on the Employee's Retirement Date, any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, by his successor in interest, within one year after the death of the optionee, unless the Committee shall otherwise determine.

          12.3 In the event that the employment or service of the optionee terminates for any reason (other than as described in Section 12.1 or Section 12.2), including due to disability (within the meaning of Code Section 422(e)(3)) and, with respect to an Employee, retirement on the Employee's Retirement Date (as hereinafter defined), any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, within a period of three months after such termination, unless the Committee shall otherwise determine.

          12.4 For purposes of this Section 12, "Retirement Date" shall mean any date an Employee is otherwise entitled to retire under the Company's retirement plans and shall include normal retirement at age 65, early retirement at age 62 and retirement at age 60 after 30 years of service.

     13.  Rights of Employees.  Nothing in the Plan shall interfere with or
          --------------------
limit in any way the right of the Company or any Subsidiary to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any Subsidiary. No optionee shall have the right to be selected as an optionee, or having been so selected, to be selected again as an optionee. No grant of an option shall constitute a part of the base salary or any other compensation of any Employee under any other benefit plan of the Company or any Subsidiary unless expressly so provided in such other benefit plan.

     14.  Adjustments.  In the event of any change in the outstanding Common
          ------------
Stock of the Company by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of shares available for or subject to outstanding options and share prices related to outstanding options and make such other revisions to outstanding options necessary to effect such change.


                                   Part III
                       Grants to Non-Employee Directors
                       --------------------------------

     15.  Grant of Options.  On the first business day immediately following
          -----------------
the date that an individual who is not an Employee of the Company is first elected or appointed to serve as a member of the Board of Directors, such Non-Employee Director shall be granted an option to purchase 12,000 shares of the Common Stock, subject to adjustment as provided in Section 22 (the "Initial Options"). Thereafter, each year on the first business day immediately following the date of the Company's Annual Meeting of Shareholders, each individual reelected or continuing as a Non-Employee Director shall automatically receive an option to acquire 4,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 22 (the "Annual Options").

     16.  Types of Options.  All options granted under Part III of the Plan
          -----------------
shall be nonstatutory options for purposes of the Code.

     17.  Option Price.  The purchase price of each share of Common Stock
          -------------
issuable upon exercise of an option will be equal to the Fair Market Value of the Common Stock on the date of grant.

     18.  Period of Option and Rights to Exercise.  Except as set forth herein,
          ----------------------------------------
each Non-Employee Director who receives options under this Plan must continue to hold office as a Non-Employee Director of the Company for one year from the date that the Initial Option is granted and six months from the date each Annual Option is granted before he can exercise any part thereof. Thereafter, subject to the provisions of the Plan, options will vest and be exercisable as follows:

          (a) Initial Options:  (1) Each Initial Option will vest and be
              ----------------
exercisable, on a cumulative basis, as to 4,000 shares beginning on the first anniversary of the date of grant and 1,000 additional shares beginning on the first day of each three-month period commencing on the date three months after the first anniversary of the date of grant.

              (2) The right to exercise an Initial Option will expire on the fifth anniversary of the date on which the option was granted.

              (3) Once each installment of an Initial Option has become exercisable, such installment may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

          (b) Annual Options:  (1)  Each Annual Option will vest and be
              ---------------
exercisable, on a cumulative basis, as to 2,000 shares beginning six months from the date of grant, 1,000 additional shares beginning nine months from the date of grant and 1,000 additional shares beginning on the first anniversary of the date of grant.

              (2) The right to exercise an Annual Option will expire on the fifth anniversary of the date on which the option was granted.

              (3) Once an Annual Option has become exercisable, it may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

     19.  Payment of Option Price.  Payment or provision for payment of the
          ------------------------
purchase price shall be made as follows:

          (1)   In cash;

          (2) By exchange of Common Stock valued at its Fair Market Value on the date of exercise;

          (3) By means of a brokers' cashless exercise procedure by the delivery to the Company of an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds necessary to pay the purchase price of the shares of Common Stock as to which such exercise relates; or

          (4)   By any combination of the foregoing.

Where payment of the purchase price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the Non-Employee Director has acquired such shares at least six months prior to such payment.

     20.  Termination of Service.  Upon cessation of service as a Non-Employee
          -----------------------
Director (for reasons other than retirement or death), including cessation of service due to physical or mental disability that prevents such person from rendering further services as a Non-Employee Director, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable until the first to occur of:

(i) the expiration of the remaining term of the option or (ii) three months after cessation of service of the Non-Employee Director.

     Upon the retirement or death of a Non-Employee Director, options shall be exercisable as follows:

          (a) Retirement.  Upon retirement as a Non-Employee Director pursuant
              -----------
to a retirement plan maintained by the Company, all options shall continue to be exercisable during their terms as if such person had remained a Non-Employee Director.

          (b) Death.  In the event of the death of a Non-Employee Director
              ------
while a member of the Board, or within the period after termination of service during which the options are exercisable by the Non-Employee Director in accordance with Sections 18 and 20, the options granted to him shall be exercisable until the first to occur of: (i) the expiration of the remaining term of the option or (ii) one year after the date of the Non-Employee Director's death, but only to the extent that the Non-Employee Director would have been entitled to exercise the options had he lived during such period.

     21.  No Guaranteed Term of Office.  Nothing in this Plan or any
          -----------------------------
modification thereof, and no grant of an option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Non-Employee Director any particular term of office or limiting the right of the Company, the Board of Directors or the shareholders to terminate the term of office of any Non-Employee Director under the circumstances set forth in the Company's Articles of Incorporation or Bylaws, or as otherwise provided by law.

     22.  Adjustments in Shares Subject to Plan.  If the Company shall at any
          --------------------------------------
time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available under the Plan, the number of shares to be granted to each optionee pursuant to the Plan, hereof, and the number and price of shares of Common Stock subject to outstanding options, shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction, or if additional rights shall be offered with respect to the Common Stock, the Board shall cause adequate provision to be made so that the optionees shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities or rights that the optionees would have been entitled to receive had they owned the Common Stock acquired on the exercise of such options on the effective date of any such transaction.

     23.  Other Restrictions.  Sections 10 and 11 of the Plan shall apply to
          -------------------
options granted pursuant to Part III of the Plan.


                                    Part IV

                                 Miscellaneous
                                 -------------

     24.  Change in Control.  A "Change in Control" for purposes of this Plan
          ------------------
shall mean any one of the events described below:

          24.1 At any time during a period of two (2) years, at least a majority of the Board shall not consist of Continuing Directors. "Continuing Directors" shall mean directors of the Company at the beginning of such two-year period and directors who subsequently became such and whose selection or nomination for election by the Company's shareholders was approved by a majority of the then Continuing Directors; or

          24.2 Any person or "group" (as determined for purposes of Regulation 13D-G promulgated by the Commission under the Exchange Act or under any successor regulation), but excluding any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any subsidiary or any trust or investment manager for the account of such a plan, shall have acquired "beneficial ownership" (as determined for purposes of such regulation) of the Company's securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities unless such acquisition is approved in advance by a majority of the directors of the Company who were in office immediately preceding such acquisition and any individual selected to fill any vacancy created by reason of the death or disability of any such director; or

          24.3 The Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change in ownership of the Company or other securities or cash or other property (excluding payments made solely for fractional shares)); or

          24.4 The Company's shareholders (i) approve any plan or proposal for the disposition or other transfer of all, or substantially all, of the assets of the Company, whether by means of a merger, reorganization, liquidation or dissolution or otherwise or (ii) dispose of, or become obligated to dispose of, 50% or more of the outstanding capital stock of the Company by tender offer or otherwise.

          If a Change in Control has occurred, all outstanding options granted under the Plan shall be immediately exercisable by the holder of the option for the total remaining number of Shares covered by the option and shall survive any such event.

     25.  Amendments and Termination.  The Board shall have the right at any
          ---------------------------
time to amend, suspend or terminate this Plan in any respect which it may deem to be in the best interests of the Company; provided, however, that it may not, without the approval of the shareholders of the Company: (i) except as provided in Sections 14 and 22 hereof, increase the maximum number of shares reserved for issuance under the Plan; (ii) except as provided in Sections 14 and 22 hereof, change the provisions of the Plan relating to the establishment of the option price; (iii) change the class of persons eligible to participate in the Plan; or (iv) make any change that would result in any Non-Employee Director losing his status as a "disinterested administrator" under Rule 16b-3 with respect to any employee benefit plan of the Company or result in transactions under the Plan not qualifying for an exemption under Rule 16b-3 or any successor rule.

          Except as provided in Sections 14 and 22 hereof, no amendment, modification or termination of the Plan shall in any manner adversely affect any grant of options theretofore granted under the Plan, without the consent of the optionee affected thereby.

     26.  Tax Withholding.  The Company shall have the authority, with respect
          ----------------
to options granted after the Effective Date, to withhold, or to require an Employee to remit to the Company, prior to the issuance or delivery of any shares hereunder, an amount sufficient to satisfy federal, state and local withholding requirements on any exercise of an option, provided that such withholding does not result in the loss of the availability of the exemption under Rule 16b-3. Notwithstanding the last sentence of Section 9 hereof, the Committee may, in its sole discretion, permit the holder of an option to elect to satisfy withholding taxes, if any, arising in connection with the exercise of an option either (i) by delivering to the Company shares of Common Stock then held by such holder or (ii) by directing the Company to retain shares of Common Stock otherwise issuable upon the exercise of such option. Any such election shall be irrevocable and shall be subject to such rules as the Committee may, from time to time, prescribe.

     27.  Legal Compliance.  The Committee may suspend the exercise of any
          -----------------
option so long as it determines that registration or qualification under any federal or state securities laws is required in connection therewith and has not been completed.

     28.  Additional Restrictions.  All options shall be subject to and shall
          ------------------------
contain such provisions, limitations and restrictions as may be required on the date of grant to permit the grant of the options to comply with or qualify for the exemptions with respect to grants of options and stock provided by regulations under Section 16 of the Exchange Act and other applicable provisions of federal and state securities laws, and to satisfy the requirements of other applicable regulatory authorities.

     29.  Termination of the Plan.  The Plan shall terminate 10 years after the
          ------------------------
Effective Date, subject to earlier termination by the Board pursuant to Section 25.

     30.  Compliance with Rule 16b-3.  With respect to persons subject to
          ---------------------------
Section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     31.  Substitution of Options in a Merger, Consolidation or Share Exchange.
          ---------------------------------------------------------------------
In the event that the Company becomes a party to a merger, consolidation or share exchange (a "Business Combination") and in connection therewith substitutes options under the Plan for options of another party to such Business Combination, notwithstanding the provisions of the Plan, the terms of such substituted options may have the same terms and conditions (provided that the number of shares issuable and the exercise prices are adjusted in accordance with the terms of the Business Combination) as the former options of such other party to the Business Combination, provided, however, that the exercise price of the options to be granted under the Plan shall be lawful consideration as determined by the Committee.